UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 19, 2026
Date of Report (Date of earliest event reported)

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2026, David P. Malone, a member of the board of directors (the “Board”) of Hope Bancorp, Inc. (the “Company”), notified the Company that he intends to retire from the Board effective as of the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and will therefore not stand for re-election to the Board at the Annual Meeting. Mr. Malone will continue to serve as a director and as chair of the Board Risk Committee until the completion of his term.

On March 19, 2026, Lisa K. Pai, a member of the Board of the Company, notified the Company that she intends to retire from the Board effective as of the Annual Meeting and will therefore not stand for re-election to the Board at the Annual Meeting. Ms. Pai will continue to serve as a director and as a member of the Board Risk Committee and Executive Committee until the completion of her term.

The decisions of Mr. Malone and Ms. Pai to retire from the Board were not the result, in whole or in part, of any disagreement relating to the Company’s operations, policies or practices. The Company would like to thank Mr. Malone and Ms. Pai for their years of dedication and service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: March 20, 2026	By:	/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President and Chief Executive Officer